Registration No. 333- _____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   _________________________________________


                             ADVANCED PHOTONIX, INC.
               (Exact Name of Issuer as specified in its Charter)

        Delaware                                         33-0325826
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                               1240 Avenida Acaso
                           Camarillo, California 93012
                    (Address of principal executive offices)
                   _________________________________________

                            ADVANCED PHOTONIX, INC.
                             2000 STOCK OPTION PLAN
                    _________________________________________
                            (Full title of the plan)

                                Richard D. Kurtz
                             Chief Executive Officer
                             Advanced Photonix, Inc.
                               1240 Avenida Acaso
                           Camarillo, California 93012
                    (Name and address for agent for service)

                                 (805) 987-0146
           Telephone Number, including area code, of agent for service copies to:
                              Landey Strongin, Esq.
                  Dornbush Schaeffer Strongin & Weinstein, LLP
                                747 Third Avenue
                            New York, New York 10017


                         Calculation of Registration Fee
 =========================================================================================================================
                                                                                  Proposed
 Title of                           Amount to              Proposed               Maximum
 Securities                             be                 Maximum               Aggregate               Amount of
 to be                              Registered            Price Per               Offering             Registration
 registered                            (1)               Share(2)(3)            Price(2)(3)                 Fee
 -------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $.001
 par value                       1,000,000 shares           $2.055               $2,055,000               $241.87
 =========================================================================================================================



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on April 29, 2005.

(3) Estimated solely for the purpose of calculating the registration fee.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Annual Report on Form 10-KSB of Advanced Photonix, Inc. (the "Company") for the fiscal year ended March 28, 2004 filed pursuant to
     Section 13(a) of the Securities Exchange Act of 1934.

          (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 28, 2004.

          (c) The description of the Company's Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 16, 1991.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.



Item 4. Description of Securities.

          Not Applicable.



Item 5. Interests of Named Experts and Counsel.

          None.



Item 6. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. Also this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     The Company's By-Laws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.



Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

Exhibit No.     Exhibit
___________     _______
4.1             Relevant portion of the Company's Certificate of Incorporation, as amended, defining the rights of holders of the  Company's
                Common Stock. (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, filed on November 23, 1990.)

5.1 Opinion of Dornbush Schaeffer Strongin & Weinstein, LLP as to the legality of the securities issued under the 2000 Plan, as amended.

23.1 Consent of Farber & Hass, LLP, independent registered public accounting firm.

23.2 Consent of Dornbush Schaeffer Strongin & Weinstein, LLP, counsel to the Company - contained in Exhibit 5.1.

99.1 The 2000 Stock Option Plan, as amended by Stockholders on August 27, 2004. (Incorporated herein by reference to Annex A to the Company's Proxy Statement relating to its 2004 Annual Meeting of Stockholders.)



Item 9. Undertakings.

          (a) The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo and State of California, on the 5th day of May, 2005.


                                                 ADVANCED PHOTONIX, INC.

                                            By: /s/Richard D. Kurtz
                                                --------------------------------
                                                Richard D. Kurtz
                                                Chairman, Chief Executive
                                                Officer and Director



                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Kurtz and Paul D. Ludwig, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                 TITLE                           DATE
      ---------                 -----                           ----

PRINCIPAL EXECUTIVE OFFICER:

/s/Richard D. Kurtz             Chairman, Chief                 May 5, 2005
-------------------------       Executive Officer
Richard D. Kurtz                and Director



PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/Richard D. Kurtz             Chairman, Chief                 May 5, 2005
-------------------------       Executive Officer
Richard D. Kurtz                and Director


DIRECTORS:

/s/Paul D. Ludwig               President and Director          May 5, 2005
-------------------------
Paul D. Ludwig


/s/M. Scott Farese              Director                        May 5, 2005
-------------------------
M. Scott Farese


/s/Ward Harper                  Director                        May 5, 2005
-------------------------
Ward Harper


/s/Stephen P. Soltwedel         Director                        May 5, 2005
-------------------------
Stephen P. Soltwedel